UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION PROXY
STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X ] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement
[X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

UNISOURCE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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(3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or
Schedule and the date of its filing.
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(4) Date Filed:

UniSource Energy Corporation One South Church Tucson, AZ 85702

IMPORTANT REMINDER

March 16, 2004

Dear Shareholders:

        We have previously mailed to you proxy materials relating to the Special Meeting of Shareholders of UniSource Energy Corporation to be held on Monday, March 29, 2004. Your vote is important no matter how many shares you hold.

        According to our latest records, we have not received your voting instructions for this important meeting. Please vote today to avoid unnecessary solicitation costs to the Company.

        You may use one of the following simple methods for promptly providing your voting instructions:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your voting instruction form, which is enclosed with this notice. Have your 12-digit control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.proxyvote.com listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Sign, date and return your voting instruction form in the postage-paid return envelope provided.

        For the reasons set forth in the definitive Proxy Statement, dated February 23, 2004, UniSource Energy’s Board of Directors recommends that you vote “FOR” the proposal to approve the Agreement and Plan of Merger.

        Thank you for your cooperation and continued support.

Sincerely,

James S. Pignatelli Chairman of the Board, President and Chief Executive Officer

We urge you to read the definitive Proxy Statement that we previously sent to you because it contains important information. We filed the definitive Proxy Statement with the U.S. Securities and Exchange Commission. You may obtain a free copy of the definitive Proxy Statement on the SEC’s website at www.sec.gov or by calling D.F. King & Co., Inc. at (800) 549-6746.

Our directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the acquisition. You may obtain a detailed list of names, affiliations and interests of such participants by reading the definitive Proxy Statement.